Exhibit 10.3

TECHNOLOGY TRANSITION AGREEMENT

THIS AGREEMENT (the “Agreement”), dated as of the 6th day of February, 2002 (the “Agreement Date”), is entered into by and among (i) The Nasdaq Stock Market, Inc. (“Nasdaq”) a Delaware corporation, (ii) the National Association of Securities Dealers, Inc., (“NASD”), a Delaware corporation, and (iii) The American Stock Exchange LLC (“Amex”), a Delaware limited liability company (Nasdaq, Amex and NASD are collectively referred to herein as the “Parties”). This Agreement constitutes Exhibit C to the Master Agreement of the same date among the National Association of Securities Dealers, Inc., The Nasdaq Stock Market, Inc., the American Stock Exchange, Inc., Nasdaq Financial Products Services, Inc. and the American Stock Exchange, LLC (the “Master Agreement”).  Unless otherwise defined herein, all capitalized terms used herein shall have the meanings set forth in Article 1 of the Master Agreement and Section 15 of this Agreement.

WHEREAS, in 1998, pursuant to the Transaction Documents, among other things, (i) Amex acquired substantially all the assets of and assumed the liabilities of Old Amex in consideration for a Class A membership interest in Amex, and (ii) the NASD and NASD Market Holding Company (later known as the Nasdaq-Amex Market Group, Inc. (“Market Group”)) made commitments to Amex, including, without limitation, subject to certain conditions, that specific technology and related services would be provided to Amex;

WHEREAS, the NASD and Nasdaq, formerly a wholly-owned Subsidiary of the NASD, have taken corporate actions to restructure and recapitalize Nasdaq through:  (i) a two phase private placement with the first phase closing on June 28, 2000 and the second phase closing on January 18, 2001; and (ii) the sale and issuance of $240 million convertible subordinated debentures of Nasdaq to Hellman & Friedman Capital Partners IV, L.P. and certain of its affiliated limited partnerships, the proceeds from which were used to repurchase shares of Nasdaq common stock owned by the NASD; and Nasdaq is no longer a wholly-owned Subsidiary of the NASD;

WHEREAS, NASD, Nasdaq and Amex now intend to provide for certain transfers of technology and enter into business arrangements; and

WHEREAS, the Parties wish to govern their ongoing relationships as of the Effective Date and the Agreement Date by the terms of this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intend to be legally bound and hereby agree as follows:

SECTION 1.                PROJECT SCOPE - OVERVIEW

1.1           Nasdaq Technology.  Nasdaq shall provide software, hardware, data, information, and/or services as set forth herein (the “Nasdaq Technology”) to Amex (collectively, the “Transition”).

a.  MDS SYSTEM.  Nasdaq shall provide Amex with services, as set forth herein, related to Nasdaq’s MDS System, and permit Amex to have access to the MDS System data and MDS System code, as set forth herein.

i.              MDS SYSTEM DATA.  From the Agreement Date until the Critical Milestone Date for the MDS System, Nasdaq shall continue, as it has prior to the Agreement Date, to operate the MDS System so that Nasdaq makes available to Amex the Amex data that Nasdaq receives on behalf of Amex from the Securities Industry Automation Corporation (“SIAC”) into the MDS System (“Amex MDS Data”) and Nasdaq hereby assigns to Amex all right, title and interest in and to the Amex MDS Data.  As part of the Transition, the Parties shall agree to a plan that permits the transfer, by the Critical Milestone Date for the MDS System, to Amex of the Amex MDS Data received by Nasdaq prior to the Agreement Date.  Neither Nasdaq nor Amex shall have any rights in the other’s data from the MDS System and Nasdaq shall delete the Amex MDS Data from the MDS System after the Critical Milestone Date for the MDS System.  Except as otherwise set forth herein, after the Critical Milestone Date for the MDS System, Amex shall commence the operation of its own database not on Nasdaq’s premises as a substitute for the MDS System and Nasdaq shall have no further obligation to provide Amex MDS Data to Amex from the MDS System.

ii.            REGULATORY ENHANCEMENTS.

General.  From the Agreement Date to the Critical Milestone Date for the MDS System, Amex may request that Nasdaq develop modifications or enhancements to the MDS System that provides the Amex MDS Data that Amex needs for the regulation of the Amex market (“MDS Enhancements”).  Nasdaq will provide Amex with a reasonable estimated schedule for the implementation of the MDS Enhancements.  If Amex accepts the schedule, Nasdaq shall develop such MDS Enhancements. Nasdaq will have no obligation to provide to Amex modifications or enhancements that Amex does not need for the regulation of the Amex market. Disputes regarding whether a proposed enhancement is needed for the regulation of the Amex market shall be resolved as specified in Section 12.

Cost.  If Nasdaq chooses to implement an MDS Enhancement on behalf of both itself and Amex, Amex shall pay Nasdaq Amex’s Share (as defined below) of the Fully-Loaded Cost associated with the MDS Enhancement.  If the MDS Enhancement is only to be implemented on behalf of Amex, Amex shall pay Nasdaq for the entire Fully-Loaded Cost associated with the MDS Enhancement. Costs for the creation of an MDS Enhancement shall be paid by Amex as Non-Fund Costs under Section 7.2.

Amortization.  To the extent that Nasdaq can and does amortize (as determined in Nasdaq’s sole discretion) the Fully-Loaded Cost related to an MDS Enhancement developed on behalf of both itself and Amex (and Nasdaq shall have no obligation to do so), Nasdaq shall charge Amex the amortized amount of the Fully Loaded Cost.  If the amortization period is longer than the period for which Nasdaq is providing the Amex MDS Data, then upon the termination of the provision by Nasdaq of the Amex MDS Data, Amex shall pay the portion of the Fully-Loaded Cost not yet paid by Amex.

License.  Nasdaq hereby grants Amex an irrevocable, non-exclusive, worldwide, perpetual, royalty-free license, with the right to sublicense, to use and to make Derivative Works based upon, the MDS Enhancements. Amex shall own the modifications, improvements, enhancements and Derivative Works that it creates based on the MDS Enhancements.

iii.           MDS SOFTWARE, DOCUMENTATION AND ASSISTANCE. As part of the Transition, Nasdaq hereby grants Amex an irrevocable, non-exclusive, worldwide, perpetual, royalty-free license, with the right to sublicense, to use and to make Derivative Works based upon the Software (including source code) for the MDS System used to provide the Amex MDS Data (the “MDS Software”).  Amex shall own the modifications, improvements, enhancements and Derivative Works that it creates based upon the MDS Software.

iv.            DEFINITION OF SHARE. For MDS, Amex’s “Share” is equal to the percentage of Amex MDS Data’s daily load in the MDS System in relation to the entire daily load of data in the MDS System, except for matters involving costs for storage, in which case Amex’s “Share” is the percentage of Amex MDS Data stored in the MDS System with respect to all data stored in the MDS System.

b.  ISS/WISSDM.  Nasdaq shall provide Amex with services, as set forth herein, related to Nasdaq’s ISS/WISSDM System and permit Amex to have access to the ISS/WISSDM System and the ISS/WISSDM data, as set forth herein.

i.              ISS/WISSDM DATA.  From the Agreement Date until the Critical Milestone Date for ISS/WISSDM, Nasdaq shall continue, as it has prior to the Agreement Date, to operate the ISS/WISSDM System so that Nasdaq makes available to Amex the data that Nasdaq receives on behalf of Amex into the ISS/WISSDM System (“Amex ISS/WISSDM Data”) and Nasdaq hereby assigns to Amex all right, title and interest in and to the Amex ISS/WISSDM Data  (including third party vendor feed data, if permitted by Nasdaq’s agreement with the vendor). As part of the Transition, the Parties shall agree to a plan that permits the transfer to Amex of the Amex ISS/WISSDM Data received by Nasdaq prior to the date that Nasdaq splits the ISS/WISSDM data feed (including third party vendor feed data, if permitted by Nasdaq’s agreement with the vendor and, if not permitted, the parties shall take reasonable steps to obtain the vendor’s permission).  Neither Nasdaq nor Amex shall have any rights in the other’s data from the ISS/WISSDM System.  Except as otherwise set forth herein, after the Critical Milestone Date for the ISS/WISSDM System, Amex shall commence the operation of its own database not on Nasdaq’s premises as a substitute for the ISS/WISSDM System (“Amex Replacement System”) and Nasdaq shall have no further obligation to provide Amex ISS/WISSDM Data to Amex from the ISS/WISSDM System.

ii.            Nasdaq will provide Amex with the Amex ISS/WISSDM Data at a rate equal to Amex’s Share (as defined below) of the Fully Loaded Cost of the ISS/WISSDM System. In addition, from the first anniversary of the “T” date (as that term is defined in Section 3.2), Amex shall pay a mark-up of ***** on the direct cost component of the Share of the Fully-Loaded Cost of the ISS/WISSDM System. The cost for ISS/WISSDM is a Non-Fund Cost as provided in Section 7.2.

iii.           REGULATORY ENHANCEMENTS.

General.  From the Agreement Date to the Critical Milestone Date for ISS/WISSDM, Amex may request that Nasdaq develop modifications or enhancements that Amex needs  for the regulation of the Amex market (“ISS/WISSDM Enhancements”) to the ISS/WISSDM System.  Nasdaq will provide Amex with a reasonable estimated schedule for the implementation of the ISS/WISSDM Enhancements.  If Amex accepts the schedule, Nasdaq shall develop such ISS/WISSDM Enhancements. Nasdaq will have no obligation to provide to Amex modifications or enhancements that Amex does not need for the regulation of the Amex market. Disputes regarding whether a proposed enhancement is needed for the regulation of the Amex market shall be resolved as specified in Section 12.

Cost.  If Nasdaq chooses to implement an ISS/WISSDM Enhancement on behalf of both itself and Amex, Amex shall pay Nasdaq Amex’s Share of the Fully-Loaded Cost associated with the ISS/WISSDM Enhancement plus the mark-up in effect at the time the ISS/WISSDM Enhancement is created. If the ISS/WISSDM Enhancement is only to be implemented on behalf of Amex, Amex shall pay Nasdaq for all of the Fully-Loaded Cost associated with the ISS/WISSDM Enhancement plus the mark-up in effect at the time the ISS/WISSDM Enhancement is created. Costs for the creation of an ISS/WISSDM Enhancement shall be paid by Amex as Non-Fund Costs under Section 7.2.

Amortization.  To the extent that Nasdaq can and does amortize (as determined in Nasdaq’s sole discretion) the Fully-Loaded Costs related to an ISS/WISSDM Enhancement developed on behalf of both itself and Amex (and Nasdaq shall have no obligation to do so), Nasdaq shall charge Amex the amortized amount of the Fully Loaded Costs.  If the amortization period is longer than the period for which Nasdaq is providing the ISS/WISSDM System, then upon the termination of the provision by Nasdaq of the ISS/WISSDM System, Amex shall pay the Fully-Loaded Costs not yet paid by Amex.

iv.            AMEX REPLACEMENT SYSTEM.

Safe Harbor.  In order to allow Amex to determine the functionality for the Amex-developed  system that will replace Nasdaq’s ISS/WISSDM System, Amex shall be entitled to examine the user manual (already provided) to the web version of the ISS/WISSDM System and the ISS/WISSDM application, as observed by an end user at a personal computer accessing the ISS/WISSDM System, to determine the necessary functionality for the Amex Replacement System.  Amex is not entitled to any further

*****  Confidential Treatment has been requested for the redacted portions.  The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

documentation or access to the ISS/WISSDM System or any other Nasdaq system in order to determine requirements or design for the Amex Replacement System.  In addition, Amex may not use, directly or indirectly, any of the current and former Nasdaq employees and independent consultants listed on Exhibit A to design or develop the Amex Replacement System. The foregoing requirements shall be referred to herein as the “Safe Harbor Guidelines.”

Effect of Complying with the Safe Harbor.  If Amex abides by the Safe Harbor Guidelines, Nasdaq will not sue Amex for infringement of Nasdaq’s copyrights in and to Nasdaq’s ISS/WISSDM System or its documentation or misappropriation of trade secrets contained in Nasdaq’s ISS/WISSDM System or its documentation arising out of the development or use of the Amex Replacement System. In addition, if Amex abides by the Safe Harbor Guidelines, Nasdaq will not sue Amex for patent infringement arising out of the development of the Amex Replacement System or Amex’s internal use of the Amex Replacement System (i.e., use only on behalf of Amex and its Affiliates). This agreement not to sue will continue even if Amex undergoes a Change of Control so long as Amex complies with the Safe Harbor Guidelines.  However, this agreement not to sue will not apply if Amex develops the Amex Replacement System in violation of the Safe Harbor Guidelines.

Investigation.  Nasdaq reserves the right, but without obligation, to request that the Special Technology Consultant or independent third party reasonably acceptable to Amex perform an independent assessment of the development of the Amex Replacement System in order to determine whether it was developed in conformance with the Safe Harbor Guidelines and Amex shall, upon Nasdaq’s reasonable request, provide the auditor reasonable access to the Amex Replacement System and related documentation.  Nasdaq shall not be bound by such independent assessment. Nasdaq shall bear all costs of the assessment unless the assessment reveals that Amex has failed to comply with the Safe Harbor Guidelines, in which case Amex shall bear all costs of the assessment.

v.             Once the Amex Replacement System is operational, Nasdaq will no longer be obligated to provide Amex with the Amex ISS/WISSDM Data.

vi.            DEFINITION OF SHARE. For ISS/WISSDM, Amex’s “share” is equal to the percentage of Amex issues in the ISS/WISSDM System in relation to the total number of issues in the ISS/WISSDM System for which it performs deficiency processing.

c.  NASDAQ SIEBEL SYSTEM.  Nasdaq shall provide Amex with services, as set forth herein, related to the Nasdaq Siebel System and permit Amex to have certain access to the Nasdaq Siebel System and data in the Nasdaq Siebel System.

i.              NASDAQ SIEBEL SYSTEM DATA.  From the date that Nasdaq splits the Nasdaq Siebel System, until the Critical Milestone Date for the Nasdaq Siebel System, Nasdaq shall continue to make available to Amex the data that Nasdaq receives from Amex as a result of Amex representatives inputting the information about Amex issuers into the Nasdaq Siebel System (“Amex Siebel Data”) and Nasdaq hereby assigns all right, title and interest in and to the Amex Siebel Data to Amex.  As part of the Transition of the Nasdaq Siebel System, the Parties shall agree to a plan that permits the transfer to Amex of the Amex Siebel Data received by Nasdaq prior to the date that Nasdaq splits the Nasdaq Siebel System data feed.  Neither Nasdaq nor Amex shall have any rights in the other’s data from the Nasdaq Siebel System. Amex shall pay Nasdaq Amex’s Share (as defined below) of the Fully Loaded Cost of the Nasdaq Siebel System. The costs for the Nasdaq Siebel System are Non-Fund Costs as provided in Section 7.2

ii.            SIEBEL SOFTWARE, DOCUMENTATION AND ASSISTANCE.  From the Agreement Date to the Critical Milestone Date for the Nasdaq Siebel System, Nasdaq shall provide Amex reasonable assistance and training, as set forth in this Agreement, to allow Amex to prepare for the installation, operation, and maintenance of a copy of the Siebel System, including the Nasdaq-developed  “many to many” and “power query” functions (“Nasdaq-Developed Functions”) not on Nasdaq’s premises. Upon delivery of the Nasdaq-Developed Functions Software and Documentation  to Amex, Nasdaq hereby grants to Amex, a perpetual, non-exclusive, non-transferable, non-sublicensable, royalty-free personal right and license to use, copy as needed, modify and create Derivative Works based upon, the Nasdaq-Developed Functions and related Documentation owned by Nasdaq and provided by Nasdaq for the sole purpose of Amex installing, operating, and maintaining Amex’s copy of the Nasdaq-Developed Functions for its own internal use with the Amex system that will replace the Nasdaq Siebel System.  Amex will not be entitled to any other functionality, improvement, enhancement, or modification made by or for Nasdaq to the Nasdaq Siebel System after delivery to Amex.  Amex shall own the modifications, improvements and enhancements that it creates to the extent that such modifications, improvements and enhancements do not copy, duplicate, reveal or otherwise incorporate Nasdaq’s Intellectual Property or Confidential Information. Nasdaq shall own (and be provided a copy of) the modifications, improvements and enhancements that Amex creates to the extent that such modifications, improvements and enhancements do copy, duplicate, reveal or otherwise incorporate Nasdaq’s Intellectual Property or Confidential Information and the Derivative Works that Amex creates.  To the extent such modifications, improvements and enhancements do copy, duplicate, reveal or otherwise incorporate Nasdaq’s Intellectual Property or Confidential Information or to the extent Amex creates a Derivative Work, Nasdaq hereby grants to Amex a non-exclusive, non-transferable, non-sublicensable, royalty-free personal right and license to use such modifications, improvements and enhancements or Derivative Work for the sole purpose of Amex installing, operating, and maintaining the Nasdaq-Developed Functions for Amex’s own internal use. Amex represents that it has obtained its own license from Siebel Systems, Inc. in order to operate Amex’s replacement for the Nasdaq Siebel System.

iii.           DEFINITION OF SHARE. For the Siebel System, Amex’s “Share” is equal to the percentage of Amex issues in the Nasdaq Siebel System in relation to the total number of issues in the Nasdaq Siebel System.

d.  AMEX.COM; AMERICANSTOCKS.COM.  Nasdaq shall provide Amex with certain access and services related to the web sites amex.com and americanstocks.com (collectively, “amex.com”).

i.              AMEX.COM; AMERICANSTOCKS.COM MAINTENANCE.  Commencing with the Agreement Date and until the Critical Milestone Date for amex.com, Nasdaq will continue to host said amex.com and will provide certain maintenance services for amex.com.  The maintenance services shall be as set forth in an attachment, to be agreed to by the parties, to the Transition Plan.  On the Critical Milestone Date for amex.com, Nasdaq will cease hosting amex.com and cease providing the previously agreed to maintenance services.

ii.            AMEX.COM; AMERICANSTOCKS.COM CODE.  Amex currently possesses code for amex.com and americanstocks.com which Nasdaq provided for Amex review in anticipation of the Transition (“Amex.com Code”).  Amex had expressed a desire to incorporate part of the said code into a new successor site to amex.com and americanstocks.com. Subject to Section 6.2, Nasdaq hereby grants Amex an irrevocable, non-exclusive, worldwide, perpetual, royalty-free license, with the right to sublicense, to use, and create Derivative Works based upon the Amex.com Code (except for the Nasdaq logo ticker) and related Documentation. Subject to Section 6.2, Amex shall own the modification, improvements, enhancements and Derivative Works that it creates based on the Amex.com Code (except for the Nasdaq logo ticker).

e.  AMEXTRADER.COM.

i.              GENERAL. Nasdaq has provided Amex reasonable assistance and training, as set forth in this Agreement, to allow Amex to prepare for the installation, operation, and maintenance of a copy of the web site Amextrader.com on Amex’s premises.  Nasdaq hereby grants to Amex a non-exclusive, non-transferable, non-sublicensable, personal right and license to use, copy as needed, modify the Amextrader.com code, and related Documentation provided by Nasdaq for the sole purpose of Amex installing, operating, and maintaining Amex’s copy of Amextrader.com.  Amex will not be entitled to any version other than the Amextrader.com code delivered to Amex, nor to any other functionality, enhancement, or modification made by or for Nasdaq to Amextrader.com or Nasdaqtrader.com, upon which amextrader.com is based, after delivery to Amex.  Amex shall own the modifications, improvements and enhancements that it creates to the extent that such modifications, improvements and enhancements do not copy, duplicate, reveal or otherwise incorporate Nasdaq’s Intellectual Property or Confidential Information. Nasdaq shall own (and be provided a copy of) the modifications, improvements and enhancements that Amex creates to the extent that such modifications, improvements and enhancements do copy, duplicate, reveal or otherwise incorporate Nasdaq’s Intellectual Property or Confidential Information and the Derivative Works that Amex creates.  To the extent such modifications, improvements and enhancements do copy, duplicate, reveal or otherwise incorporate Nasdaq’s Intellectual Property or Confidential Information or Amex creates a Derivative Work, Nasdaq hereby grants to Amex a non-exclusive, non-transferable, non-sublicensable, personal right and license to use such modifications, improvements and enhancements or Derivative Work for the sole purpose of Amex installing, operating, and maintaining Amex’s copy of the web site Amextrader.com for Amex’s own internal use.

ii.            ETF TRADER CODE. Subject to Section 6.2, but notwithstanding anything otherwise set forth herein, Nasdaq hereby grants to Amex an irrevocable, non-exclusive, worldwide, perpetual, royalty-free license, with the right to sublicense, to use, copy as needed, modify and create Derivative Works based upon the code and related documentation for the exchange traded funds section of Amextrader.com that it possesses as of the Agreement Date (“ETF Trader Code”). Subject to Section 6.2, Amex shall own the modifications, improvements, enhancements and Derivative Works that it creates based on the ETF Trader Code.

iii.           CHANGE OF LOOK AND FEEL. No later than ninety (90) days after the Critical Milestone Date for amex.com, Amex shall alter the “look and feel” of the Amextrader.com site so that the site does not resemble the Nasdaqtrader.com site. Upon such alteration, but subject to Section 6.2, (i) Nasdaq hereby grants to Amex an irrevocable, non-exclusive, worldwide, perpetual, royalty-free license, with the right to sublicense, to use, copy as needed, modify and create Derivative Works based upon the Amextrader.com code and related documentation; and (ii) Amex shall own the modifications, enhancements and Derivative Works that it creates based on the Amextrader.com code.

f.  NASDAQ LOGO TICKER.  As part of maintaining amex.com, Nasdaq will maintain the version of the Nasdaq logo ticker (including the logos) that is currently on amex.com until its maintenance obligations end.  Amex agrees that should an issuer object to the placement of its logo on amex.com, Nasdaq shall request that the issuer submit to Nasdaq a written objection and such written objection shall be submitted to the Special Technology Consultant.  Nasdaq may remove that issuer’s logo from the Nasdaq logo ticker on amex.com five (5) days after the submission to the Special Technology Consultant. Amex will not be entitled to any version of the Nasdaq logo ticker other than the version that is currently on Amex.com, nor to any other functionality, enhancement, or modification made by or for Nasdaq to the Nasdaq logo ticker and Amex has no ownership interest in the Nasdaq logo ticker.

g.  LISTING INVESTIGATION SERVICES.  Nasdaq shall provide to Amex certain Listing Investigation Services as agreed to by the parties, that shall terminate 18-24 months after the “T” date as defined in Section 3.2.  Amex shall provide notice to Nasdaq as to a definite Critical Milestone Date for Listing Investigation Services no later than twelve (12) months after the “T” date.

h.  NASDAQ-AMEX DOMAIN NAME. The ownership of “nasdaq-amex.com” shall be transferred to NASD. NASD shall maintain that registration in perpetuity, and NASD will ensure that “nasdaq-amex.com” will not be used as a URL by any individual or entity.

i.  MARKET OPERATIONS SERVICES.  Until the Critical Milestone Date for Market Operations Services, Nasdaq shall continue to provide Amex with services from Nasdaq’s Market Operations Department (“Market Operations Services”) as agreed to by the Parties.

j.  AMEXONLINE. From the Agreement Date to the Critical Milestone Date for AmexOnline, Nasdaq will continue to provide AmexOnline and AmexOnline support as it was implemented on 12/31/01 at a rate equal to $***** for the 2002 calendar year. To the extent that Nasdaq is contractually bound to pay I/B/E/S-Thomson Financial for the date feed to AmexOnline after the Critical Milestone Date through 2003, Nasdaq and Amex agree to use their best efforts in negotiations with Thomson Financial for the right to stop payment at the Critical Milestone Date. If, despite Nasdaq’s and Amex’s best efforts, Nasdaq is still obligated to pay some or all of the $**** that Nasdaq has previously committed for the Amex portion of the I/B/E/S-Thomson data feed in 2003, Amex will reimburse Nasdaq for the remaining portion of the Amex-related commitment that remains up to $****.  The cost for AmexOnline is a Non-Fund Cost as provided in Section 7.2

k.  ECONOMIC RESEARCH DATABASES. Until the Critical Milestone Dates for the Economic Research Databases, Nasdaq shall continue to provide to Amex certain data from Nasdaq economic research databases as it has prior to the Agreement Date and as further described herein. Nasdaq shall provide summary data on all markets from the Daily, Monthly, Yearly and NProf data files for so long as Amex MDS Data is provided. Nasdaq shall provide data from the Delist and Liquidity databases until the Critical Milestone Dates for those databases. Amex acknowledges that the Delist and Liquidity databases will not be updated in any manner by Nasdaq. Nasdaq shall provide data from the Short Interest database until the Critical Milestone Date for that database. Nasdaq shall continue to provide Amex certain data in the DataMart and CommFin databases as it has prior to the Agreement Date; however, Nasdaq reserves the right to remove only those data elements that are based on underlying data or raw data that is both confidential and proprietary to Nasdaq. The reports provided by Nasdaq under this Section and all Intellectual Property in and to the same shall remain owned by Nasdaq, provided that Nasdaq hereby assigns to Amex all right, title and interest in and to the data provided from the Amex CommFin database. Nasdaq hereby grants to Amex a non-exclusive, non-transferable, non-sublicensable, personal right and license to reproduce, modify and use for internal purposes only (which may include use in connection with marketing), the data and reports provided under this Section. Nasdaq shall provide this data through the Critical Milestone Dates for the Economic Research Databases for $****.  The cost for data from Economic Research Databases is a Non-Fund Cost as provided in Section 7.2.

1.2           Purpose of the Agreement.  The Parties shall work in good faith to implement the Transition.  The Parties agree that the Transition requires efforts on the part of all of the Parties.  This Agreement contains a framework for the allocation of the responsibilities and schedules for completing the Transition.

*****  Confidential Treatment has been requested for the redacted portions.  The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

1.3           The Parties’ Responsibilities. Each Party shall perform such tasks as assigned to it in the Transition Plan or as agreed to by the Parties to implement and complete the Transition. The Parties shall give their top priority to the Transition.

1.4           Omitted Technology.  In the event that the description of Nasdaq Technology is incomplete in that there is software, data, information, and/or services that Nasdaq has provided prior to the Agreement Date or is providing to Amex, as of the Agreement Date, or software, data, information, and/or services that Amex provided prior to the Agreement Date or is providing to Nasdaq as of the Agreement Date that was inadvertently omitted from the Nasdaq Technology, the Parties shall meet as soon as possible to discuss the terms of the transition of that omitted technology with the intention that such terms will be similar to those governing, as set forth herein, that part of the Nasdaq Technology that is similar to the omitted technology, as an aid to transitioning the omitted technology.  Any disagreements between the Parties as to the omitted technology will be raised as a Dispute under the Master Agreement

1.5           Allocation of Responsibilities as to Third Party Data, Information, Software and Technology for Amex.com.  Amex acknowledges that third party data, information, software and technology are part of Amex.com.  Amex has undertaken to obtain separate agreements with all vendors of such data, information, software and technology to the extent it will continue to be received by Amex. As of the Agreement Date, Amex has entered into agreements with all third party data vendors that it knows are providing data for Amex.com except for Bridge Information Systems (“Bridge”). Amex has reached conceptual agreement with Bridge regarding data for Amex.com, but has not executed a definitive agreement with Bridge regarding  that data. Amex shall work diligently to execute a definitive agreement with Bridge consistent with the conceptual agreement between Amex and Bridge. If Amex is unable to reach conceptual agreement with Bridge consistent with the conceptual agreement, the Special Technology Consultant shall dictate the parties’ obligations with respect to Bridge data. Nasdaq shall provide Amex with reasonable assistance in Amex’s efforts to enter into a separate agreement with Bridge. To the extent StockPoint has charged Amex more than $***** for 2001, Nasdaq and Amex shall share the excess equally, but offset by any savings Amex realizes on its contracts with Bridge and Financial Insight Systems/EDGAR Online over its amount previously budgeted for 2001. To the extent Nasdaq bears any liability to third party providers for Amex.com with respect to use of their data, information, software or technology by Amex after Amex assumed responsibility for their data, information, software or technology, Amex shall indemnify and hold Nasdaq harmless for one half of any such liability.

1.6           Change of Nasdaq Platform.  If Nasdaq intends on its own initiative to change any system used to provide Nasdaq Technology (including, but not limited to, changing the platform on which such system runs), it shall give notice to Amex as early as reasonably practical and give Amex the option to have the Nasdaq Technology

*****  Confidential Treatment has been requested for the redacted portions.  The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

provided from the changed system. Amex may elect to have the Nasdaq Technology continue to be provided from the unchanged system, provided that Amex acknowledges that the costs of providing that technology may increase as Nasdaq may have reduced economies of scale.

SECTION 2.                STEERING COMMITTEE

2.1           Steering Committee; TSC Co-Chairs.  The Parties shall jointly establish a steering committee (the “Technology Steering Committee”) to supervise the performance of the Parties pursuant to this Agreement and to address legal, technical, operational, and regulatory issues that arise out of the operation of the Transition, and each Party has or shall appoint a Technology Steering Committee Co-chair (the “TSC Co-Chairs”) that will be the primary contact between the Parties hereto and who will have the authority to bind the Party.  The TSC Co-Chairs are ***** (Amex), ****  (Nasdaq), and **** (NASD).  All decisions of the TSC Co-Chairs shall be unanimous.  The Technology Steering Committee shall be comprised of members from the Nasdaq, NASD and Amex Families  as may be agreed to by the TSC Co-Chairs and set forth in the Transition Plan.  Each TSC Co-Chair may appoint a designee to fulfill some or all of that TSC Co-Chair’s responsibility.

2.2           Meetings.  The Parties agree that each Party shall provide to the other Parties the names of its staff that shall be responsible for meeting Milestone Dates. The Technology Steering Committee shall meet, either in person or by or a conference call, at the request of a Party, but no less that once a month, until the last of the Critical Milestone Dates (as extended by any period of Post-Transition Support under Section 3.5) to discuss progress of the Transition.  The Special Technology Consultant will attend all Technology Steering Committee meetings.  The Transition Plan shall serve as an agenda for each meeting and the individuals appointed by the TSC Co-Chairs shall update the Transition Plan after each meeting.

2.3           Progress Report.  After each meeting or conference call, the appointed Technology Steering Committee member(s) shall (and any other member may) update the Transition Plan including, but not limited to, specifying in detail:

a.  any critical problem encountered, discovered, or continuing during the preceding month, as the case may be, including, without limitation, the failure of any Party in performing, any delay of any Party in performing or the inadequate performance of any Party which may prevent or tend to prevent completion of any task by the Milestone Dates set forth in the Transition Plan;

b.  the estimated length of any delay which may result from any critical problem; and

*****  Confidential Treatment has been requested for the redacted portions.  The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

c.  the specific steps taken or proposed to be taken by either or both Parties, as appropriate, to remedy such critical problem.

SECTION 3.                TRANSITION PLAN

3.1           Transition Plan.  The Parties have begun to develop a detailed implementation plan (the “Transition Plan”) for the Transition.  As used in this Agreement, the term “Transition Plan” shall incorporate time schedules, equipment requirements and other matters referenced in this Agreement.  The Transition Plan shall allocate the development and implementation responsibilities of each Party as set forth hereunder and shall describe, but not be limited to, the following:

a.  transitioning amextrader.com;

b.  maintaining amex.com and americanstocks.com;

c.  providing certain services through the MDS System; the ISS/WISSDM System; and the Siebel System as set forth herein;

d.  developing a timetable for the performance of each task (or completion of each deliverable) to be performed by a party;

e.  developing a list of third party providers/vendors with which Amex must execute its own agreements; and

f.  identifying the software, equipment and personnel that Amex must provide for the Transition (except as otherwise set forth herein).  Nasdaq will provide appropriate software and personnel to support its responsibilities in the Transition (except as otherwise set forth herein).

3.2           Milestone Dates.  The Transition Plan shall include dates by which certain tasks must be completed (“Milestone Dates”), some Milestone Dates to be labeled as “critical” (“Critical Milestone Dates”), for successful and timely implementation of the Transition.  Parts of the Nasdaq Technology shall have different Critical Milestone Dates.  The Critical Milestone Dates are as follows  (“T” being the earlier of the Agreement Date or the date on which Amex first obtains funding for the Transition):

•                                          for Siebel:  T + 3 months;

•                                          for AmexTrader:  T + 3 months;

•                                          for ISS/WISSDM:  T + 2 years;

•                                          for MDS:   T + 1 year;

•                                          for Amex.com/americanstocks.com:   T + 5 months;

•                                          for Listing Investigations:  T + 18-24 months;

•                                          for Market Operations:  T + 12 months;

•                                          for AmexOnline:  T + 12 months; and

•                                          for Economic Research Databases:

•                                          DataMart:  June 30, 2002;

•                                          CommFin:  June 30, 2002;

•                                          Summary data (Daily, Monthly, Yearly, NProf):  T + 12 months;

•                                          Delist and Liquidity data:  T + 3 months but in no event beyond March 31, 2002;

•                                          Short Interest data:  T + 3 months.

Anything herein to the contrary notwithstanding, the Critical Milestone Dates may only be altered by written agreement of the TSC Co-chairs.  The Parties recognize that all deliverables and schedules related to such deliverables, including the Milestone Dates but not including the Critical Milestone Dates, are based on certain assumptions about the basic functionalities of each others’ systems and that each deliverable and schedule related to the deliverable are contingent on the terms and conditions preceding the event, as specified in the Transition Plan. If the Transition Plan must be modified, the Parties agree to follow the procedures in Section 3.3 below.

3.3           Modifications.  Prior to a Critical Milestone Date, a Party may request a modification to that part of the Transition Plan leading up to that Critical Milestone Date which request shall be presented to the other Parties in writing.  Any such request shall indicate whether the modification, in the reasonable and good faith judgment of the requesting Party, would result in an extension of, or other change to, the Milestone Dates and shall be directed to the TSC Co-chairs.  Such a request shall not be unreasonably denied.  However, if a Party receiving the request believes that the request for modification is not reasonable based on the determination that the Critical Milestone Date will not be met, such request for modification will be raised as a Dispute under the Master Agreement.

3.4           Extension of Milestone Dates.

a.  The Parties acknowledge that although the Parties may agree, from time to time, to modify schedules and other important Milestone Dates, none of the Parties has wide-ranging flexibility to extend a Critical Milestone Date as may be requested by any other Party.  Anything herein to the contrary notwithstanding, in the event of any delay, or threatened delay in meeting a Critical Milestone Date, other than an event of Force Majeure discussed below in Section 3.4(b), a Party shall raise the issue as a Dispute under the Master Agreement.  The Parties may waive raising such issue as a Dispute if they all agree.

b.  The Parties’ rights and obligations in the event of an occurrence of force majeure shall be as set forth in Article 8 of the Master Agreement.

c.  In order to anticipate and reduce the effect of delays or failures, the Parties agree to notify each other as soon as there is any reason to believe that any Milestone Date will be delayed.

3.5           Post-Transition Support.

a.  Notwithstanding anything otherwise set forth in the Master Agreement, should Amex require Nasdaq to continue to provide Amex with Nasdaq Technology to Amex as set forth herein after a Critical Milestone Date (“Post-Transition Support”), Amex shall provide Nasdaq written notice specifying the period of support requested (not to exceed ninety (90) days as soon as Amex has reason to believe that such Post-Transition Support will be necessary, but no later than thirty (30) days prior to the Critical Milestone Date for that part of the Nasdaq Technology. Amex may request that, for all Nasdaq Technology except the Economic Research databases, Post-Transition Support be provided for up to three additional periods (including in increments but each period not to exceed ninety (90) days by providing notice to Nasdaq as soon as Amex has reason to believe that such additional Post-Transition Support will be necessary, but at least thirty (30) days prior to the expiration of the then-current period of Post-Transition Support. Amex may, thus, for all Nasdaq Technology except the Economic Research databases, request Post-Transition Support for up to three hundred and sixty (360) days. For the DataMart and CommFin Economic Research databases (and only those Economic Research databases), Amex may request only one Post-Transition Support period not to exceed ninety (90) days.

b.  If properly requested, Nasdaq shall provide Post-Transition Support for Nasdaq Technology other than the DataMart and CommFin databases at a rate equal to i) the Fully-Loaded Cost for the Nasdaq Technology associated with the Post-Transition Support, plus ii) the mark-up specified below on the direct cost component of that Fully Loaded Cost. For such Nasdaq Technology used to support both Nasdaq and Amex, Amex will only be responsible for its Share of that Fully Loaded Cost plus the mark-up on its Share. For MDS, ISS/WISSDM and Siebel, Amex’s “Share” shall have the meaning specified in Sections 1.1(a)(iv), 1.1(b)(vi), 1.1(c)(iii), respectively. For AmexOnline, Amex’s “Share” shall be *****. For the DataMart and CommFin databases, if properly requested, Nasdaq shall provide one ninety (90) day period of Post-Transition Support for ****.  These costs shall be Non-Fund Costs as provided in Section 7.2.

c.  If Nasdaq develops any MDS Enhancements or ISS/WISSDM Enhancements during a period of Post-Transition Support, in addition to any Fully Loaded Costs to be paid by Amex for the enhancements, Amex shall pay a mark-up on the direct cost component of the Fully Loaded Costs incurred during the period of Post-Transition Support as specified below. Notwithstanding the foregoing, if the original

*****  Confidential Treatment has been requested for the redacted portions.  The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

schedule proposed by Nasdaq for the development of the enhancement called for it to be complete before the relevant Critical Milestone Date or the end of a period of Post-Transition Support, Amex will not be required to pay any mark-up resulting from the extension of development into a first or subsequent Post-Transition Support period if the delay was caused by Nasdaq’s negligence or willful delay, or Amex approved the delay in writing; and Amex will only be required to pay one-half of the otherwise applicable markup if the delay was not caused by the negligence or willful delay of either party. If the delay was caused by the negligence or willful delay of Amex, the full mark-up will apply.

d.  The mark-up on the direct costs component of Fully Loaded Costs shall be as follows:

Technology	First 90- Day Period	Second 90- Day Period	Third 90-Day Period	Fourth 90-Day Period
MDS, Listing Investigations	****	****	****	****
ISS/WISSDM	****	****	****	****
Siebel, AmexOnline, amex.com, americanstocks.com, amextrader.com, Market Operations	****	****	****	****

e.  For purposes of Section 1.1, the Critical Milestone Date for each component of Nasdaq Technology shall be deemed extended to the end of any period of Post-Transition Support for that component.

3.6           Early Termination of Receipt of Nasdaq Technology.  Upon sixty (60) days’ written notice, Amex may discontinue the receipt of any item of the Nasdaq Technology. Amex shall be liable for all costs due to Nasdaq pursuant to this Agreement up to the effective date of discontinuance plus Nasdaq’s reasonable Fully-Loaded Costs associated with winding down the provision of that element of the Nasdaq Technology. It is anticipated that these costs may include amounts already expended in the development of enhancements for Amex, termination fees due to consultants, severance amounts paid to employees who were solely dedicated to providing services for the Transition (but such fees for any individual employee shall not exceed Nasdaq’s standard severance package for an employee who had been working at Nasdaq for the same period of time as that employee had been performing services solely for Amex) and depreciation for equipment that was expected to be used up to a Critical Milestone Date. Nasdaq will use commercially reasonable efforts to mitigate these costs.

3.7           Post-Critical Milestone Date.  Subject to this Agreement and assuming all obligations leading up to the Critical Milestone Dates are fulfilled, after the Critical Milestone Dates, the Transition shall be complete and the Parties will no longer have any obligations to the other Parties as the operation, development, maintenance or support of the Nasdaq Technology, unless the Parties otherwise agree (except with respect to those parts of the Nasdaq Technology for which Amex has the right as set forth herein to request Post-Transition Support, where if Amex elects to receive Post-Transition Support, if applicable, in which case the Parties obligations with respect to those parts of the Nasdaq Technology shall terminate at the end of the period of Post-Transition Support).

3.8           Change of Control.

a.  MDS.  Until the Critical Milestone Date for the MDS system (as extended by any period of Post-Transition Support), Amex will be entitled to receive Amex MDS Data for its own base issues and issues not added as a result of Change of Control that involves, directly or indirectly, a listing venue.  In addition, if Amex undergoes a Change of Control that involves, directly or indirectly, a listing venue (including, but not limited, to instances where the Change of Control involves a Person that is an Affiliate of a listing venue), the number of Amex issues included in the Amex MDS Data as a result of the Change of Control may increase annually by up to ***** of the number of Amex base issues, as of the time of the Change of Control (e.g., if on January 1, 2003, Amex is acquired by or acquires another exchange and, at that time, Amex has 800 equity listings, it will be entitled in 2003 to receive Amex MDS Data for up to 80 issues that are Amex issues due to the Change of Control, and 168 such issues in 2004). Issues that are brought to list on Amex by Persons who are not listing venues, but who have acquired Control of Amex shall not be considered Amex issues as a result of Change of Control.

b.  ISS/WISSDM.  From the date that Nasdaq splits the ISS/WISSDM data feed until the Critical Milestone Date for the ISS/WISSDM System (as extended by any period of Post-Transition Support), Amex will be entitled to the use of the ISS/WISSDM System for its own base issues and issues not added as a result of Change of Control that involves, directly or indirectly, a listing venue.  In addition, if Amex undergoes a Change of Control that involves, directly or indirectly, a listing venue (including, but not limited, to instances where the Change of Control involves a Person that is an Affiliate of a listing venue), the number of Amex issues included in the ISS/WISSDM System as a result of the Change of Control may increase annually by up to ***** of the number of Amex base issues, as of the time of the Change of Control (e.g., if on January 1, 2003, Amex is acquired by or acquires another exchange and, at that time, Amex has 800 equity listings, it will be entitled in 2003 to access the ISS/WISSDM

*****  Confidential Treatment has been requested for the redacted portions.  The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

*****  Confidential Treatment has been requested for the redacted portions.  The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

System for up to 80 issues that are Amex issues due to the Change of Control, and 168 such issues in 2004). Issues that are brought to list on Amex by Persons who are not listing venues, but who have acquired Control of Amex shall not be considered Amex issues as a result of Change of Control.

c.  Siebel.  During any period of Post-Transition Support for Siebel (as extended by any period of Post-Transition Support), Amex will be entitled to the use of the Siebel System for its own base issues and issues not added as a result of Change of Control that involves, directly or indirectly, a listing venue.  In addition, if Amex undergoes a Change of Control that involves, directly or indirectly, a listing venue (including, but not limited, to instances where the Change of Control involves a Person that is an Affiliate of a listing venue), the number of Amex issues included in the Siebel System during the period of Post-Transition Support as a result of the Change of Control may increase annually by up to **** of the number of Amex base issues, as of the time of the Change of Control. Issues that are brought to list on Amex by Persons who are not listing venues, but who have acquired Control of Amex shall not be considered Amex issues as a result of Change of Control.

d.  Economic Research Databases.  If Amex undergoes a Change of Control that involves, directly or indirectly, a listing venue (including, but not limited, to instances where the Change of Control involves a Person that is an Affiliate of a listing venue), Nasdaq may immediately terminate the provision of all Services related to the CommFin and DataMart Economic Research databases.

e.  General.  If Amex undergoes a Change of Control involving an acquisition by or other combination, direct or indirect, with the New York Stock Exchange, Nasdaq may immediately terminate the provision of all Services related to ISS/WISSDM. For all Nasdaq Technology (other than ISS/WISSDM when the New York Stock Exchange is involved), if the Amex undergoes a Change of Control, Nasdaq will continue to provide such Nasdaq Technology to Amex until the earlier of:  (i) the Critical Milestone Date for such Nasdaq Technology; or (ii) six (6) months from the date that Amex undergoes the Change of Control. During that six (6) month period or up until the Critical Milestone Date, as applicable, Amex shall pay an additional mark-up (in addition to any other mark-up that may be applicable) on the direct cost component of all relevant Fully Loaded Costs equal to the mark-up that would apply during the first Post-Transition Support period for the relevant Nasdaq Technology. After that date, Nasdaq may stop providing such Nasdaq Technology and any further Post-Transition Support.

SECTION 4.                STAFFING, TRAINING AND EQUIPMENT.

4.1           Mutual Obligation to Provide Information and Personnel.  Each Party shall make available to the other Parties such information and personnel knowledgeable in its operations as specified in the Transition Plan or agreed to by the Parties to facilitate timely completion of a Party’s obligations.  The Parties shall staff the project in accordance with the Transition Plan or as otherwise agreed to hereafter.

4.2           Training.  Nasdaq shall provide all reasonable instruction and training to enable Amex to understand the Nasdaq Technology as provided by Nasdaq. Instruction and training shall be limited to the code and configuration specific to the applications.  Nasdaq will not provide instruction or training on Oracle, C++ or other programming protocols, third party software packages (except for Siebel as provided herein) or training on production support for NT, Sequent, Unisys, or Oracle platforms and operating systems.

4.3           Equipment.  Each Party shall provide all requisite hardware and other equipment assigned to it in the Transition Plan or as agreed to by the Parties.

SECTION 5.                EMPLOYEES

5.1           Performance Standards.  The standards for the performance of the Nasdaq Technology furnished pursuant to the terms of this Agreement that were in effect upon the Effective Date of this Agreement will remain in full force and effect until such time as the Parties may mutually agree upon appropriate new criteria to replace them.  All other work or tasks shall be performed in a good and workmanlike manner.

5.2           Conduct of Personnel.  Each Party warrants that while on-site at facilities of the other Parties, its personnel will comply with the sections of the other Parties’ Employee Handbooks related to Equal Employment Opportunities, Sexual Harassment, and Substance Abuse Policies as if its personnel were employees of such Parties.  Each Party will provide the other Parties with a current copy of its Employee Handbook within ten (10) days of the Effective Date of this Agreement. Each Party will also promptly provide the other Parties with copies of any updates to its Employee Handbook.

5.3           Security.  Each Party will instruct its personnel to comply with the security regulations in effect at the facilities of the other Parties that its personnel may visit.

5.4           Removal of Personnel.  In the course of performing pursuant to this Agreement, if a Party notifies either of the other Parties that it is not satisfied with the performance or conduct of an employee of that Party, that Party will promptly a) investigate the matter and take appropriate action which may include:  (i) removing the applicable person from that Party’s performance of this Agreement and providing the notifying Party with prompt written notice of such removal; and (ii) replacing the applicable person with a similarly qualified individual; and b) take such other action as it deems appropriate to prevent a recurrence.  For alleged breaches of security and violations of confidentiality while a Party’s personnel are on another Party’s site or in instances where a Party reasonably believes that another Party’s personnel pose a risk to the operation of its business or other bona fide business reason while on that Party’s site, the Party may remove the personnel in question, provided, that, it first notifies the other Party of its concerns if it is reasonably feasible for it to furnish such notice.  The Party whose personnel were removed will promptly replace such personnel at its own cost.

5.5           Improper Conduct.  In the event that a Party suspects that any employee of another Party who has been involved in the performance of this Agreement has been involved in improper, illegal or unethical use of any data or information, including, but not limited to, Nasdaq Technology or misuse of other Confidential Information, gained or accessed from such performance or received as part of this Agreement furnished by such other Party, then it may notify the other Party and request that it conduct an investigation of such individual. The Party requesting such investigation will provide such assistance to the Party conducting such investigation as the investigating Party may reasonably request.

SECTION 6.                OWNERSHIP AND LICENSES

6.1           Ownership.  NASD and Amex do not acquire any right or interest in the Nasdaq Technology, except as expressly provided herein.  Unless otherwise set forth herein, title and full ownership rights in and to all Nasdaq Technology, in whole or in part, whether copies of such technology were delivered to NASD or Amex or subsequently made by NASD, Amex or on either’s behalf, shall remain with Nasdaq.  In no event shall any licenses granted in this Agreement be construed to include the right to market, license, or otherwise transfer or assign all or any portion of the Nasdaq Technology, except as expressly provided herein.  In the event NASD or Amex is vested by operation of law or otherwise with the ownership of any right, title or interest in any Derivative Work specified hereunder as to be owned by Nasdaq, NASD and Amex hereby assign and transfer to Nasdaq, and agree to cause any of their officers, employees, or agents who may be vested with such ownership to assign and transfer to Nasdaq, by written agreement satisfactory to Nasdaq, any and all right, title, and interest in such Derivative Work. In the event NASD or Nasdaq is vested by operation of law or otherwise with the ownership of any right, title or interest in any data specified hereunder as to be owned by Amex, NASD and Nasdaq hereby assign and transfer to Amex, and agree to cause any of their officers, employees, or agents who may be vested with such ownership to assign and transfer to Nasdaq, by written agreement satisfactory to Amex, any and all right, title, and interest in such data.

6.2           Corporate Names; Trade/Servicemarks.  Nothing in the Agreement shall be deemed to grant a Party the right to use the other Parties’ names, trade marks, or service marks.

6.3           On-Site Visits.  The Transition Plan may include a reasonable number of on–site visits to the other’s facilities by each Party’s staff at a time and place agreed by the Parties.

6.4           Additional Terms.  The following provisions shall also be applicable:

a.  Use of the Nasdaq Technology shall be limited to the purposes set forth in the Agreement.

b.  Amex shall accurately produce and reproduce all Nasdaq Intellectual Property notices on all copies Amex receives, produces or reproduces of the Nasdaq Technology and any other Nasdaq Confidential Information.  In no event shall Amex remove or alter any such notices from any materials.

c.  The Software and Documentation shall be considered Confidential Information as set forth in the Agreement, notwithstanding the lack of any marking as to confidentiality, and they shall be treated as such by NASD and Amex.

d.  NASD and Amex shall attest in writing to the number and location of all copies of the Software upon ten (10) days prior written notice from Nasdaq.

e.  Documentation furnished to NASD and Amex may be reproduced as needed by Amex for its authorized users, for the purposes for which the Documentation was provided.

6.5           Return or Destruction.  If Amex discontinues use without the intention to resume permitted use of any Nasdaq Technology that is not perpetually licensed to Amex hereunder, it will notify Nasdaq in writing and return all copies of such Nasdaq Technology to Nasdaq if Nasdaq requests the same in writing within thirty (30) days after Amex’s notice of discontinuance. If Nasdaq does not request a return of such Nasdaq Technology in writing within thirty (30) days after Amex’s notice of discontinuance, Amex shall certify destruction of the same to Nasdaq.

6.6           Exclusion of All Other Rights.  Except as expressly provided herein, the Parties are  granted no rights or licenses whatsoever to the property or rights of the other Parties.  All rights and licenses not expressly granted in this Agreement are hereby expressly reserved by owners of those rights or licenses.

SECTION 7.                COSTS AND PAYMENT PROCEDURES.

7.1           Payment Fund and Billing Procedures.  Within five (5) days of the Agreement Date, NASD shall establish on behalf of the Parties an interest-bearing money market account at a financial institution where NASD is currently a customer that will serve as the account (“Fund”) from which the Parties shall obtain reimbursement for certain reasonable costs that they incur as Amex becomes separate from Nasdaq Technology. (“Self-Sufficiency Costs”).  A description of the types of Self-Sufficiency Costs that have been approved is attached hereto and incorporated herein as Exhibit B.

a.  NASD shall be the administrator of the Fund and its cost of administration shall be considered a Self-Sufficiency Cost.

b.  Nasdaq, NASD and Amex shall deliver to each of the TSC Co-Chairs at the Technology Steering Committee meetings their respective invoices, with any necessary backup, in form reasonably agreeable to the Parties, with respect to the amount of the Self-Sufficiency Costs borne by such Party for the period preceding the Technology Steering Committee meeting.

c.  Following delivery of the documentation referred to above, the Party receiving such documentation and/or its representative(s) shall be given reasonable opportunity to review the documentation and other underlying information related to the above and to discuss the same with the Party delivering the documentation.  A Party shall have until ten (10) days, absent bad faith on the part of the Party delivering the documentation, to give written notice in reasonable detail to the Party supplying the documentation (through its TSC Co-Chair) of any disagreement regarding such report (an “Objection Notice”).  Copies of such Objection Notices shall be forwarded to the other TSC Co-Chair.  Absent such timely delivery of an Objection Notice and bad faith on the Party delivering the documentation, the documentation as delivered shall be presumptively binding (but such designation shall not impact the audit rights of a Party pursuant to the Master Agreement) on the Parties hereto.  Any objections shall be resolved pursuant to the Dispute Resolution procedures set forth in the Master Agreement.

d.  Invoices that are presumptively binding shall be submitted to the NASD’s designee for payment to NASD, Amex or Nasdaq, as applicable.  Upon notice from NASD that funds are needed, NASD and Nasdaq will each deposit into the Fund equal amounts of the funds needed within fifteen (15) days.  The total amount to be deposited into the Fund over the life of the Fund shall be $29 million. NASD and Nasdaq shall each be responsible for depositing no more than $14.5 million in the Fund over the life of the Fund for reimbursement of the Self-Sufficiency Costs. Any amounts that remain in the Fund after the Transition (i.e., the difference between $29 million and all funds spent, with binding approval, during the Transition) shall be paid equally to Amex, Nasdaq and NASD.

7.2           Non-Fund Costs.  Costs to Nasdaq for the provision of the Nasdaq Technology to Amex shall not be reimbursable from the Fund (“Non-Fund Costs”) and shall be paid to Nasdaq directly by Amex within thirty (30) days of receipt of an invoice.  Such costs shall be calculated as Fully Loaded Costs.

7.3           Price/Cost Information; Cost Reduction Strategies.  As part of their respective budget processes, Nasdaq will provide Amex annually the expected pricing  for the Nasdaq Technology to be furnished pursuant to the terms of this Agreement for the upcoming budget year and each Party will provide to the other Parties its expected Self-Sufficiency Costs for the upcoming year.  During the year, Nasdaq will notify Amex as promptly as reasonably possible should Nasdaq discover that the actual pricing for the Nasdaq Technology will be materially different than the estimate previously submitted and each Party will notify the other Parties as promptly as reasonably possible after a Party discovers that its actual Self-Sufficiency Costs will be materially different than the estimate previously submitted.  The Parties will also review the feasibility of establishing specific cost reduction and limitation objectives annually

SECTION 8.                REPRESENTATIONS AND WARRANTIES.

8.1           Representations and Warranties of the Parties.  Each Party’s representations and warranties to the other are as set forth in Article 11 of the Master Agreement. In addition, each Party represents and warrants that it has not used any other Party’s data, information, Software or Documentation for any other purpose than the one for which the data, information, Software or Documentation was provided.

8.2           Exclusion of Implied Warranties.  These warranties and the warranties set forth in Article 11 of the Master Agreement are exclusive and expressly in lieu of all other warranties, and each Party explicitly disclaims all other warranties, express or implied, including any warranty of merchantability or fitness for a particular purpose.

SECTION 9.                CONFIDENTIAL INFORMATION.  The Parties’ confidentiality obligations shall be as set forth in Article 4 of the Master Agreement but, notwithstanding anything otherwise set forth therein, those confidentiality provisions shall supersede the Confidentiality and Non-Disclosure Agreement dated June 22, 2001 and previously executed between Nasdaq and Amex.

SECTION 10.             TERM.  The term of this Agreement shall commence on the Agreement Date and shall continue  as set forth in Article 6 of the Master Agreement.

SECTION 11.             INDEMNIFICATION

11.1         Mutual Indemnity.  The Parties’ indemnification obligations shall be as set forth in Article 3 of the Master Agreement.

11.2         Infringement of Intellectual Property Rights.  In the event that Amex’s use of the Nasdaq Technology under this Agreement is or Nasdaq determines is likely to be enjoined due to a claim covered by the indemnity obligations set forth in this Section, Nasdaq may, at its expense and at its sole discretion, either:  (i) procure for Amex the right to use the enjoined Nasdaq Technology; or (ii) replace or modify the infringing portion of the Nasdaq Technology with a non-infringing equivalent substitute provided, however, that, if none of the above two options are reasonably available after commercially reasonable efforts by Nasdaq to accomplish the same, Nasdaq may, upon thirty (30) days notice, terminate the license and all related rights and responsibilities in connection with the infringing portion of the Nasdaq Technology.

11.3         Extent of Liability.  If the use of any component of the Nasdaq Technology by Amex is enjoined due to a claim covered by the indemnity obligations set forth in Article 3 of the Master Agreement or Nasdaq terminates Amex’s right to use that component under Section 11.2, if Nasdaq knew of the claim or the likelihood of such a claim as of the Agreement Date, Nasdaq shall pay to Amex an amount equal to the fair market value of the component whose use is enjoined.

SECTION 12.             DISPUTE RESOLUTION.  The Parties’ dispute resolution agreement obligations shall be as set forth in the Master Agreement, except that:  (i) Disputes regarding whether a proposed enhancement is needed for the regulation of the Amex market shall be resolved by a panel composed of Michael Ryan, Ed Knight and the Special Technology Consultant; the decision of such panel to be final and binding; and (ii) Nasdaq and Amex shall have no obligation to follow the Dispute resolution procedures set out in the Master Agreement with respect to a claim that the Amex Replacement System described in Section 1.1(b) infringes Nasdaq’s patent rights beyond the scope of Nasdaq’s agreement not to sue for such infringement.

SECTION 13.             LITIGATION.  A Party shall give prompt written notice to the other Parties if it knows of any pending or threatened actions, suits or proceedings or of facts which would lead a reasonable person to believe that it would give rise to such threats, with respect to the notifying Party that have, or are reasonably likely to have:   (i) a material and adverse affect on the Transition or on the rights or remedies of either of the other Parties or on the ability of the notifying Party to perform its obligations hereunder; or (ii) a Material Adverse Effect.  The existence of any of the above may be treated as a Dispute by the other Party.

SECTION 14.             MISCELLANEOUS MATTERS.  The Parties will be subject to Article 14, Miscellaneous, of the Master Agreement.

SECTION 15.             DEFINITIONS.  To the extent a defined term is used in this Agreement and the definition is not set forth herein, the definitions in Article 1, Definition and Construction, of the Master Agreement shall be applicable.

“Change of Control” of Amex shall mean (i) Amex selling substantially all of its Assets, (ii) a Person acquiring Control of Amex after Amex’s spin-off from the NASD Family, or (iii) Amex undergoing a merger, being acquired or undertaking an acquisition or being involved in a substantially similar transaction.  Amex’s spin-off from the NASD Family will not be considered a Change of Control.

“Critical Milestone Dates” shall have the meaning provided in Section 3.2.

“Day” means a calendar day.

“Derivative Work” shall have the meaning specified in 17 U.S.C. § 101.

“Documentation” shall mean all written material related to the referenced Software or System to the extent that the material permits a Party to use the Software or System in the manner permitted in this Agreement.

“Fully-Loaded Costs” shall mean (a) direct costs (for example, cost of obtaining required hardware and software; cost of employees including, but, not limited to, benefits, salary, recruiting; cost of consultants; travel, meetings, training; any applicable taxes; and other direct cost categories included as permitted under this Agreement), and (b) administrative overhead of ***** % based on (a) direct costs. It is the intention of the Parties that the Fully-Loaded Costs and the Self-Sufficiency Costs include similar cost categories, regardless of whether the same categories are specifically referenced in Exhibits B or C or in the definition of Fully-Loaded Costs.  For illustration purposes, attached hereto and incorporated herein as Exhibit C, is a list of categories comprising Nasdaq’s Fully Loaded Costs for its ISS and MDS Systems.

“Intellectual Property” shall mean domestic and foreign patents, patent applications, registered and unregistered trade marks and service marks, registered and unregistered copyrights, trade names, computer programs, data bases, trade secrets, proprietary information and include all rights in information created under laws governing patents, copyrights, mask works, trade secrets, trademarks, publicity rights, or any other law that permits a person, independently of contract, to control or preclude another person’s use of the information on the basis of the rights holder’s interest in the information.

*****  Confidential Treatment has been requested for the redacted portions.  The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

“Milestone Dates” shall have the meaning provided in Section 3.2.

“Nasdaq Technology” shall have the meaning provided in  Section 1.1.

“Nasdaq Family” shall mean Nasdaq and its Affiliates, collectively.

“NASD Family” shall mean NASD and its Affiliates, collectively.

“Parties” shall have the meaning provided in the first paragraph hereof.

“Person” shall mean a natural person, corporation, partnership, limited liability company, association or other governmental or non-governmental entity.

“SEC” shall have the meaning provided in the first paragraph hereof.

“Software” shall mean the set of programs (object, and if so noted in the Agreement, source programs) to be provided hereunder.

“Technology Steering Committee” shall have the meaning provided in Section 2.1.

“Transition Plan” shall have the meaning provided in Section 3.1.

IN WITNESS WHEREOF, the Parties agree to be bound by the foregoing.

The American Stock Exchange, LLC

By:	/s/ Salvatore F. Sodano
Name: Salvatore F. Sodano

Title: CHAIRMAN AND CHIEF EXECUTIVE OFFICER
Authorized Officer
Date: 1/31/02

The Nasdaq Stock Market, Inc.

By:	/s/ Richard G. Ketchum
Name: Richard G. Ketchum

Title: President
Authorized Officer
Date:1/31/02

National Association of Securities Dealers, Inc.

By:	/s/ Robert R. Glauber
Name: Robert R. Glauber

Title: Chairman and Chief Executive Officer
Authorized Officer
Date: 2/11/02

Exhibit A

Anyone with knowledge of the design of  ISS System (Concept through
Implementation phases)

*****

*****  Confidential Treatment has been requested for the redacted portions.  The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

Exhibit B

SELF SUFFICIENCY COSTS

Permitted Direct Self-Sufficiency Costs:

1.  Staff / Consultants - Benefits, salaries, recruiting expenses, and other costs of the full time employees or consultant equivalents required to either build replacement systems or separate Amex from Nasdaq Technology, pursuant to the Agreement (i.e. separating Amex in the case of Siebel or building the new data warehouse) (based on the percentage of time that they work on the building or separation). This will generally cover software development efforts, including installing cabling, configuration work, and similar efforts (but not on-going operations support)   and QC support required to transition the new systems.  This includes Amex, and Nasdaq to the extent Nasdaq is supporting Amex in building the new systems or in separating from Nasdaq Technology.

2.  Premises – Temporary space (reasonably necessary at a cost of no more than Amex’s average occupancy rate at 65 Broadway, New York, New York, unless Amex obtains the prior approval of the Special Technology Consultant for such higher cost), supplies, postage, provisioning, and any other operating expenses for the staff/consultants referenced in Section 1 above (based on the percentage of time that they work on building new systems or separating Amex from Nasdaq).  This includes both Amex and Nasdaq to the extent Nasdaq is supporting Amex in building the new systems or in separating from Nasdaq Technology .

3.  Network / Communications – Purchase and installation (not ongoing costs) of new network and communications infrastructures and lines required to establish links between the respective new systems and/or web sites.  This includes Amex and Nasdaq to the extent Nasdaq is supporting Amex in separating from Nasdaq Technology.

4.  Hardware -Capital costs associated with first time hardware purchases for development/QA/training/production.  Costs related to capacity growth, both organic and new, are not permitted and depreciation for these hardware purchases cannot be charged in addition to the capital costs.  It is expected that there will be some consulting support required for the hardware installations.  This includes Amex and Nasdaq to the extent Nasdaq is supporting Amex in separating from Nasdaq Technology.

5.  Travel & Training - All associated with the implementation of the new systems, for both Nasdaq and Amex

Permitted Indirect Self-Sufficiency Costs:

1.  Management Overhead -  Project Management for the specific project implementations ie. Siebel, MDS, ISS, .COMS  at a rate of ***** of  Permitted Direct Self-Sufficiency Costs, with

*****  Confidential Treatment has been requested for the redacted portions.  The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

the exception of capital costs where the ***** will only be on the amount depreciated by a Party in that year.

2.  Outside Legal Expenses:  Outside legal expenses associated with contract reviews for new vendors (hardware, software and contractors) of Amex and of Nasdaq to the extent Nasdaq is supporting Amex in separating from Nasdaq Technology.  The Parties anticipate that such expenses will only be reimbursable from the Fund in extraordinary circumstances where the subject matter of the contract (or part thereof) is outside the reasonable expertise of the applicable Party’s in-house legal department and the reimbursement of such costs must be pre-approved by the TSC Co-Chairs.

The Permitted Costs listed above are the costs to be reimbursed from the  Fund.  Below are examples of things not chargeable against the Fund:

Non-Permitted Costs:

•  Base operating, maintenance or enhancement costs for Nasdaq Technology provided by Nasdaq

•  The Special Technology Consultant

•  Transaction PMO function (****)

*****  Confidential Treatment has been requested for the redacted portions.  The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

Exhibit C

ISS & MDS

*****

*****  Confidential Treatment has been requested for the redacted portions.  The confidential redacted portions have been filed separately with the Securities and Exchange Commission.